AMENDMENT TO
                            TRANSFER AGENCY AGREEMENT

          Amendment made this day of September 13, 2006 between ALLIANCEBERNSTEIN MUNICIPAL INCOME FUND II, (formerly known as Alliance Municipal Income Fund II) a Massachusetts business trust (the "Fund") and ALLIANCEBERNSTEIN INVESTOR SERVICES, INC. (formerly known as Alliance Fund Services, Inc.), a Delaware Corporation ("ABIS").

                                   WITNESSETH

          WHEREAS, the Fund and ABIS wish to amend the Transfer Agency Agreement dated as of May 21, 1993 (the "Agreement") in the manner set forth herein;

          NOW, THEREFORE, the parties agree as follows:

          1. Amendment of Agreement. Section 35 of the Agreement is hereby amended and restated to read as follows:

               SECTION 35. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original, and shall become effective on the last date of signature below unless otherwise agreed by the parties. Unless sooner terminated pursuant to
          SECTION 32, this Agreement will continue until November 30, 1992 and will continue in effect thereafter so long as its continuance is specifically approved at least annually by the Board of Directors or by a vote of the stockholders of the Fund and in either case by a majority of the Directors who are not parties to this Agreement or interested persons of any such party, at a meeting called for the purpose of voting on this Agreement.

          2. No Other Changes. Except as provided herein, the Agreement shall be unaffected hereby.


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          IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement.

                   ALLIANCEBERNSTEIN MUNICIPAL INCOME FUND II


                              By: _____________________________
                                  Name:
                                  Title:

                    ALLIANCEBERNSTEIN INVESTOR SERVICES, INC.


                              By: _____________________________
                                  Name:
                                  Title:



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